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                                                                    EXHIBIT 21.1

                         THE SANTA CRUZ OPERATION, INC.
                           (A CALIFORNIA CORPORATION)


                                  SUBSIDIARIES


NAME OF SUBSIDIARY                                               PLACE OF INCORPORATION
The Santa Cruz Operation Pty. Limited                                   New South Wales
SCO Canada, Inc.                                                        Ontario
The Santa Cruz Operation (France) SARL                                  France
The Santa Cruz Operation (Deutschland) GmbH                             Germany
The Santa Cruz Operation (Italia) Srl                                   Italy
The Santa Cruz Operation Limited                                        UK
The Santa Cruz Operation de Mexico, S. DE R.L. DE C.V.                  Mexico
The Santa Cruz Operation (Asia) Ltd.                                    Delaware
SCO Foreign Sales Corporation                                           U.S. Virgin Islands
SCO, Kabushiki Kaisha                                                   Japan
The Santa Cruz Operation Latin America, Inc.                            Delaware
Nihon SCO Limited                                                       Japan